Exhibit 99.1
BRISTOW GROUP REPORTS FIRST QUARTER 2025 RESULTS
AFFIRMS 2025 AND 2026 OUTLOOK RANGES
Houston, Texas
May 6, 2025
First Quarter Highlights
•Total revenues of $350.5 million in Q1 2025 compared to $353.5 million in Q4 2024
•Net income of $27.4 million, or $0.92 per diluted share, in Q1 2025 compared to net income of $31.8 million, or $1.07 per diluted share, in Q4 2024
•Adjusted EBITDA (as defined herein)(1) for Q1 2025 was $57.7 million, consistent with Q4 2024
•Affirms 2025 Adjusted EBITDA outlook range of $230 - $260 million and 2026 Adjusted EBITDA outlook range of $275 - $335 million
FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $27.4 million, or $0.92 per diluted share, for the quarter ended March 31, 2025 (the “Current Quarter”) on total revenues of $350.5 million compared to net income attributable to the Company of $31.8 million, or $1.07 per diluted share, for the quarter ended December 31, 2024 (the “Preceding Quarter”) on total revenues of $353.5 million.
The following table provides select financial highlights for the periods reflected (in thousands, except per share amounts). A reconciliation of net income to EBITDA and Adjusted EBITDA, operating income to Adjusted Operating Income and cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow is included in the “Non-GAAP Financial Measures” section herein.

	Three Months Ended
	March 31, 2025	December 31, 2024
Total revenues	$350,530	$353,526
Operating income	33,548	31,804
Net income attributable to Bristow Group Inc.	27,359	31,793
Basic earnings per common share	0.95	1.11
Diluted earnings per common share	0.92	1.07
Net cash provided by (used in) operating activities(2)	(603)	51,054

Non-GAAP(1):
Adjusted Operating Income	$54,353	$52,314
EBITDA	63,895	44,581
Adjusted EBITDA	57,710	57,840
Free Cash Flow(2)	(2,489)	48,315
Adjusted Free Cash Flow(2)	(1,749)	45,735
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.
(2)Working capital used $56.4 million of cash in the Current Quarter primarily due to an increase in accounts receivables due to the timing of customer payments, an increase in other assets related to start-up costs for new Government Services contracts and increases in inventory to support new contracts and to mitigate risks related to supply chain constraints.

“While acknowledging that macroeconomic risks and uncertainties have increased significantly in recent months, we continue to have a positive outlook for Bristow’s business, as underscored by the Company’s financial guidance for 2025 and 2026,” said Chris Bradshaw, President and CEO of Bristow Group. “This view is supported by the stability of our Government Services business, the preponderant weighting of our Offshore Energy Services business to production support activities, and the breadth and diversity of the geographic markets we serve.”
Sequential Quarter Results
Offshore Energy Services

	Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Revenues	$239,785	$240,164	$(379)	(0.2)%
Operating income	37,365	34,346	3,019	8.8%
Adjusted Operating Income	47,114	44,183	2,931	6.6%
Operating income margin	16%	14%
Adjusted Operating Income margin	20%	18%
Revenues from Offshore Energy Services were $0.4 million lower in the Current Quarter. Revenues in Europe were $4.5 million lower primarily due to lower utilization in the United Kingdom (“UK”). Revenues in the Americas were $1.9 million higher primarily due to higher utilization of heavy helicopters in the U.S. Revenues in Africa were $2.2 million higher primarily due to increased aircraft capacity and increased utilization. Operating income was $3.0 million higher in the Current Quarter primarily due to lower repairs and maintenance expense of $7.1 million, partially offset by $3.2 million of increased expenses due to higher training costs and property tax savings in the Preceding Quarter.
Government Services

	Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Revenues	$85,943	$82,558	$3,385	4.1%
Operating income	6,011	2,266	3,745	nm
Adjusted Operating Income	13,719	9,750	3,969	40.7%
Operating income margin	7%	3%
Adjusted Operating Income margin	16%	12%
Revenues from Government Services were $3.4 million higher in the Current Quarter primarily due to $2.8 million from the Irish Coast Guard ("IRCG") contract which began its transition in late 2024. Operating income was $3.7 million higher in the Current Quarter primarily due to the higher revenues.
Other Services

	Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Revenues	$24,802	$30,804	$(6,002)	(19.5)%
Operating income (loss)	(622)	3,623	(4,245)	nm
Adjusted Operating Income	2,037	6,573	(4,536)	(69.0)%
Operating income (loss) margin	(3)%	12%
Adjusted Operating Income margin	8%	21%
Revenues from Other Services were $6.0 million lower in the Current Quarter primarily due to lower seasonal utilization and unfavorable foreign exchange rate impacts. Operating income from Other Services was $4.2 million lower in the Current Quarter primarily due to lower revenues, partially offset by lower operating expenses of $1.4 million due to fewer flight hours.

Corporate

	Three Months Ended
($ in thousands)	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Corporate:
Total expenses	$8,648	$8,349	$(299)	(3.6)%
Losses on disposal of assets	(558)	(82)	(476)	nm
Operating loss	(9,206)	(8,431)	(775)	(9.2)%

Consolidated:
Interest income	$2,118	$2,249	$(131)	(5.8)%
Interest expense, net	(9,490)	(9,064)	(426)	(4.7)%
Other, net	11,388	(6,173)	17,561	nm
Income tax benefit (expense)	(10,183)	12,952	(23,135)	nm
Total operating loss for Corporate was $0.8 million higher than the Preceding Quarter primarily due to increased general and administrative expenses of $0.3 million and increased losses on disposal of assets of $0.5 million.
Other income, net of $11.4 million in the Current Quarter primarily resulted from higher foreign exchange gains. Other expense, net of $6.2 million in the Preceding Quarter primarily resulted from foreign exchange losses of $12.6 million, partially offset by an insurance recovery of $4.5 million and a favorable interest adjustment to the Company’s pension liability of $1.7 million.
Income tax expense was $10.2 million in the Current Quarter compared to an income tax benefit of $13.0 million in the Preceding Quarter. Income tax expense in the Current Quarter was primarily due to the earnings mix of the Company's global operations and deductible business interest expense, partially offset by the recognition of certain deferred tax assets.

Affirms 2025 and 2026 Outlook
Please refer to the section entitled "Forward-Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance contains non-GAAP financial measures. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2025 and 2026 are as follows (in USD, millions):

	2025E	2026E
Revenues:
Offshore Energy Services	$950 - $1,060	$975 - $1,165
Government Services	$350 - $425	$430 - $460
Other Services	$120 - $130	$120 - $150
Total Revenues	$1,420 - $1,615	$1,525 - $1,775

Adjusted Operating Income:
Offshore Energy Services	$190 - $210	$210 - $255
Government Services	$45 - $55	$75 - $85
Other Services	$15 - $20	$15 - $20
Corporate	($30 - $40)	($30 - $40)
	$220 - $245	$270 - $320

Adjusted EBITDA	$230 - $260	$275 - $335

Cash interest	~$45	~$40
Cash taxes	$25 - $30	$25 - $30
Maintenance capital expenditures	$15 - $20	$20 - $25
There are two main ways in which foreign currency fluctuations impact Bristow’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other, net line on the statements of operations. These are related to the revaluation of certain balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate.
Each £0.01 movement in the GBP/USD exchange rate would impact Adjusted EBITDA by +/- ~$1.2 million. The following table shows the GBP/USD exchange rate for each period presented.

	2025E	2026E
(in millions, except exchange rates)
Adjusted EBITDA	$230 - $260	$275 - $335
Average GBP/USD exchange rate	1.33	1.40

Liquidity and Capital Allocation
As of March 31, 2025, the Company had $191.1 million of unrestricted cash and $63.2 million of remaining availability under its asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $254.3 million. Borrowings under the ABL Facility are subject to certain conditions and requirements.
In the Current Quarter, purchases of property and equipment were $52.1 million, of which $1.9 million were maintenance capital expenditures, and cash proceeds from dispositions of property and equipment were less than $0.1 million. In the Preceding Quarter, purchases of property and equipment were $83.5 million, of which $2.7 million were maintenance capital expenditures, and cash proceeds from dispositions of property and equipment were $5.0 million.
Conference Call
The Company’s management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, May 7, 2025, to review results for the first quarter ended March 31, 2025. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://www.veracast.com/webcasts/bristow/webcasts/VTOL1Q25.cfm
A replay will be available through May 28, 2025 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through May 28, 2025. The accompanying investor presentation will be available on May 7, 2025, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems and ad-hoc helicopter services. Our business is comprised of three operating segments: Offshore Energy Services, Government Services and Other Services. Our energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed wing transportation services through a regional airline and dry-leasing aircraft to third-party operators in support of other industries and geographic markets.
Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, India, Ireland, the Kingdom of Saudi Arabia, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the United Kingdom (“UK”) and the United States (“U.S.”).

Forward-Looking Statements Disclosure
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words; however, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries OPEC and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.
The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date thereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part II, Item 1A, "Risk Factors" of our subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

BRISTOW GROUP INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,		Favorable/ (Unfavorable)
	March 31, 2025	December 31, 2024
Total revenues	$350,530	$353,526	$(2,996)
Costs and expenses:
Operating expenses
Personnel	87,311	87,530	219
Repairs and maintenance	61,315	68,164	6,849
Insurance	6,834	5,827	(1,007)
Fuel	18,875	19,575	700
Leased-in equipment	26,049	26,150	101
Other	56,801	54,665	(2,136)
Total operating expenses	257,185	261,911	4,726
General and administrative expenses	43,100	44,372	1,272
Depreciation and amortization expense	16,841	16,701	(140)
Total costs and expenses	317,126	322,984	5,858
Losses on disposal of assets	(558)	(82)	(476)
Earnings from unconsolidated affiliates	702	1,344	(642)
Operating income	33,548	31,804	1,744
Interest income	2,118	2,249	(131)
Interest expense, net	(9,490)	(9,064)	(426)
Other, net	11,388	(6,173)	17,561
Total other income (expense), net	4,016	(12,988)	17,004
Income before income taxes	37,564	18,816	18,748
Income tax benefit (expense)	(10,183)	12,952	(23,135)
Net income	27,381	31,768	(4,387)
Net loss (income) attributable to noncontrolling interests	(22)	25	(47)
Net income attributable to Bristow Group Inc.	$27,359	$31,793	$(4,434)

Basic earnings per common share	$0.95	$1.11
Diluted earnings per common share	$0.92	$1.07

Weighted average common shares outstanding, basic	28,667	28,628
Weighted average common shares outstanding, diluted	29,867	29,796

Adjusted Operating Income	$54,353	$52,314	$2,039
EBITDA	$63,895	$44,581	$19,314
Adjusted EBITDA	$57,710	$57,840	$(130)

BRISTOW GROUP INC.
REVENUES BY SEGMENT
(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Offshore Energy Services:
Europe	$101,218	$105,686	$(4,468)	(4.2)%
Americas	91,569	89,651	1,918	2.1%
Africa	46,998	44,827	2,171	4.8%
Total Offshore Energy Services	$239,785	$240,164	$(379)	(0.2)%
Government Services	85,943	82,558	3,385	4.1%
Other Services	24,802	30,804	(6,002)	(19.5)%
	$350,530	$353,526	$(2,996)	(0.8)%

FLIGHT HOURS BY SEGMENT
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	Favorable (Unfavorable)
Offshore Energy Services:
Europe	8,749	9,395	(646)	(6.9)%
Americas	10,002	10,505	(503)	(4.8)%
Africa	4,680	4,239	441	10.4%
Total Offshore Energy Services	23,431	24,139	(708)	(2.9)%
Government Services	3,941	4,242	(301)	(7.1)%
Other Services	3,400	3,585	(185)	(5.2)%
	30,772	31,966	(1,194)	(3.7)%

BRISTOW GROUP INC.
First Quarter Segment Statements of Operations
(unaudited, in thousands)

	Offshore Energy Services	Government Services	Other Services	Corporate	Consolidated
Three Months Ended March 31, 2025
Revenues	$239,785	$85,943	$24,802	$—	$350,530
Less:
Personnel	56,766	24,473	6,072	—	87,311
Repairs and maintenance	46,907	11,361	3,047	—	61,315
Insurance	4,029	2,437	368	—	6,834
Fuel	12,702	2,082	4,091	—	18,875
Leased-in equipment	14,933	9,693	1,423	—	26,049
Other segment costs	37,656	12,871	6,274	—	56,801
Total operating expenses	172,993	62,917	21,275	—	257,185
General and administrative expenses	23,259	9,729	1,595	8,517	43,100
Depreciation and amortization expense	6,870	7,286	2,554	131	16,841
Total costs and expenses	203,122	79,932	25,424	8,648	317,126
Losses on disposal of assets	—	—	—	(558)	(558)
Earnings from unconsolidated affiliates	702	—	—	—	702
Operating income (loss)	$37,365	$6,011	$(622)	$(9,206)	$33,548
Non-GAAP:
Depreciation and amortization expense	6,870	7,286	2,554	131	16,841
PBH amortization	2,879	422	105	—	3,406
Losses on disposal of assets	—	—	—	558	558
Adjusted Operating Income (Loss)	$47,114	$13,719	$2,037	$(8,517)	$54,353

	Offshore Energy Services	Government Services	Other Services	Corporate		Consolidated
Three Months Ended December 31, 2024
Revenues	$240,164	$82,558	$30,804	$—		$353,526
Less:
Personnel	55,737	25,507	6,286	—		87,530
Repairs and maintenance	54,051	10,952	3,161	—		68,164
Insurance	3,902	1,649	276	—		5,827
Fuel	13,025	1,826	4,724	—		19,575
Leased-in equipment	14,887	9,777	1,486	—		26,150
Other segment costs	34,415	13,521	6,729	—		54,665
Total operating expenses	176,017	63,232	22,662	—		261,911
General and administrative expenses	24,369	10,073	1,738	8,192		44,372
Depreciation and amortization expense	6,776	6,987	2,781	157		16,701
Total costs and expenses	207,162	80,292	27,181	8,349		322,984
Losses on disposal of assets	—	—	—	(82)		(82)
Earnings from unconsolidated affiliates	1,344	—	—	—		1,344
Operating income (loss)	$34,346	$2,266	$3,623	$(8,431)	$—	$31,804
Non-GAAP:
Depreciation and amortization expense	6,776	6,987	2,781	157		16,701
PBH amortization	3,061	497	169	—		3,727
Losses on disposal of assets	—	—	—	82		82
Adjusted Operating Income (Loss)	$44,183	$9,750	$6,573	$(8,192)		$52,314

BRISTOW GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$193,929	$251,281
Accounts receivable, net	253,926	211,590
Inventories	122,936	114,509
Prepaid expenses and other current assets	44,210	42,078
Total current assets	615,001	619,458
Property and equipment, net	1,129,679	1,076,221
Investment in unconsolidated affiliates	23,126	22,424
Right-of-use assets	248,726	264,270
Other assets	155,660	142,873
Total assets	$2,172,192	$2,125,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99,282	$83,462
Deferred revenue	23,348	15,186
Current portion of operating lease liabilities	78,323	78,359
Accrued liabilities	114,541	130,279
Current maturities of long-term debt	19,184	18,614
Total current liabilities	334,678	325,900
Long-term debt, less current maturities	682,764	671,169
Other liabilities and deferred credits	10,586	8,937
Deferred taxes	41,104	39,019
Long-term operating lease liabilities	171,757	188,949
Total liabilities	1,240,889	1,233,974

Stockholders’ equity:
Common stock	317	315
Additional paid-in capital	745,622	742,072
Retained earnings	340,124	312,765
Treasury stock, at cost	(72,271)	(69,776)
Accumulated other comprehensive loss	(82,076)	(93,669)
Total Bristow Group Inc. stockholders’ equity	931,716	891,707
Noncontrolling interests	(413)	(435)
Total stockholders’ equity	931,303	891,272
Total liabilities and stockholders’ equity	$2,172,192	$2,125,246

Non-GAAP Financial Measures
The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted Operating Income to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website.
EBITDA and Adjusted EBITDA
EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash gains and losses on the sale of assets, non-cash foreign exchange gains (losses) related to the revaluation of certain balance sheet items, and certain special items that occurred during the reported period, such as the amortization of PBH maintenance agreements that are non-cash within the period, gains on insurance claims, non-cash nonrecurring insurance adjustments and other special items which include professional service fees related to unusual litigation proceedings and other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to a litigation and arbitration matter that the Company is pursuing (where no gain contingency has been recorded or identified) that is unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed mergers and acquisitions (“M&A”) transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income the most directly comparable GAAP measure, as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The following tables provide a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (unaudited, in thousands).

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	LTM
Net income	$27,381	$31,768	$28,279	$28,191	$115,619
Depreciation and amortization expense	16,841	16,701	17,569	16,848	67,959
Interest expense, net	9,490	9,064	9,660	9,385	37,599
Income tax expense (benefit)	10,183	(12,952)	8,392	9,245	14,868
EBITDA	$63,895	$44,581	$63,900	$63,669	$236,045
Losses on disposal of assets	558	82	626	224	1,490
Foreign exchange (gains) losses	(11,045)	12,581	(10,904)	749	(8,619)
Special items(1)	4,302	596	6,558	6,639	18,095
Adjusted EBITDA	$57,710	$57,840	$60,180	$71,281	$247,011

(1)  Special items include the following:

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	LTM
PBH amortization	$3,406	$3,727	$3,723	$3,725	$14,581
Gain on insurance claim	—	(4,451)	—	—	(4,451)
Other special items	896	1,320	2,835	2,914	7,965
	$4,302	$596	$6,558	$6,639	$18,095
The Company is unable to provide a reconciliation of projected Adjusted EBITDA (non-GAAP) for the outlook periods included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (GAAP) for the outlook periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by (used in) operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to a litigation and arbitration matter that the Company is pursuing (where no gain contingency has been recorded or identified) that is unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed M&A transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Accordingly, these measures should not be used as an indicator of, or an alternative to, net cash provided by operating activities, the most directly comparable GAAP measure. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net cash provided by (used in) operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (unaudited, in thousands).

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	LTM
Net cash provided by (used in) operating activities	$(603)	$51,054	$66,022	$33,665	$150,138
Less: Maintenance capital expenditures	(1,886)	(2,739)	(8,041)	(2,215)	(14,881)
Free Cash Flow	$(2,489)	$48,315	$57,981	$31,450	$135,257
Plus: Special items	740	(2,580)	1,539	1,881	1,580
Adjusted Free Cash Flow	$(1,749)	$45,735	$59,520	$33,331	$136,837

Adjusted Operating Income by Segment
Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization, PBH amortization and gains or losses on asset dispositions that occurred during the reported period. The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segment’s operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segment’s ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of operating income (loss), the most directly comparable GAAP measure, to Adjusted Operating Income for each segment and Corporate (unaudited, in thousands).

	Three Months Ended
	March 31, 2025	December 31, 2024
Offshore Energy Services:
Operating income	$37,365	$34,346
Depreciation and amortization expense	6,870	6,776
PBH amortization	2,879	3,061
Offshore Energy Services Adjusted Operating Income	$47,114	$44,183

Government Services:
Operating income	$6,011	$2,266
Depreciation and amortization expense	7,286	6,987
PBH amortization	422	497
Government Services Adjusted Operating Income	$13,719	$9,750

Other Services:
Operating income (loss)	$(622)	$3,623
Depreciation and amortization expense	2,554	2,781
PBH amortization	105	169
Other Services Adjusted Operating Income	$2,037	$6,573

Total Segment Adjusted Operating Income	$62,870	$60,506

Corporate:
Operating loss	$(9,206)	$(8,431)
Depreciation and amortization expense	131	157
Losses on disposal of assets	558	82
Corporate Adjusted Operating Loss	$(8,517)	$(8,192)

Consolidated Adjusted Operating Income	$54,353	$52,314
The Company is unable to provide a reconciliation of projected Adjusted Operating Income by segment (non-GAAP) for the outlook periods included in this release to projected operating income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted Operating Income by segment due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted Operating Income by segment (non-GAAP) to operating income (GAAP) for the outlook periods.

BRISTOW GROUP INC.
FLEET COUNT

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Maximum Passenger Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	34	29	63	19	15
AW189	19	4	23	16	8
	53	33	86
Medium Helicopters:
AW139	49	4	53	12	14
S76 D/C++	13	—	13	12	13
AS365	1	—	1	12	35
	63	4	67
Light—Twin Engine Helicopters:
AW109	3	—	3	7	18
H135/EC135	12	1	13	6	12
	15	1	16
Light—Single Engine Helicopters:
AS350	12	—	12	4	26
AW119	13	—	13	7	18
	25	—	25
Total Helicopters	156	38	194		15
Fixed Wing	9	4	13
Unmanned Aerial Systems (“UAS”)	4	—	4
Total Fleet	169	42	211
______________________
(1)Reflects the average age of helicopters that are owned by the Company.
The table below presents the number of aircraft in our fleet and their distribution among the segments in which we operate as of March 31, 2025 and the percentage of revenues that each of our segments provided during the Current Quarter.

	Percentage of Total Revenues	Helicopters				Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Offshore Energy Services	68%	57	58	13	—	1	—	129
Government Services	25%	29	6	3	20	—	4	62
Other Services	7%	—	3	—	5	12	—	20
Total	100%	86	67	16	25	13	4	211
Aircraft not currently in fleet:
Under construction(1)		10	5	2	—	—	—	17
On order(2)		—	—	5	—	—	—	5
Options(3)		10	—	10	—	—	—	20
(1) Under construction reflects new aircraft that the Company has either taken ownership of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer (OEM) and pending delivery. Includes ten AW189 heavy helicopters (of which three were delivered and are undergoing additional configuration), five AW139 medium helicopters (of which three were delivered and are undergoing additional configuration) and two H135 light-twin helicopters (of which two were delivered and are undergoing additional configuration).
(2)On order reflects aircraft that the Company has commitments to purchase but construction has not yet begun. Includes five AW169 light-twin helicopters.
(3)Options include 10 AW189 heavy helicopters and 10 H135 light-twin helicopters.